UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2010

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2010, Kellenberger & Co. AG (“Kellenberger”), an indirect wholly-owned subsidiary of Hardinge Inc. incorporated under the laws of Switzerland, entered into amendments of two existing Credit Agreements with Credit Suisse AG.

As previously reported on a Form 10-Q filed by Hardinge Inc. on August 6, 2010, Kellenberger entered into a credit agreement with Credit Suisse AG dated June 17, 2010 (the “2010 Credit Agreement”).  On August 31, 2010, Kellenberger and Credit Suisse AG entered into Amendment No.1 to the 2010 Credit Agreement (“Amendment One”).

Amendment One amends certain existing negative pledge obligations of Kellenberger set forth in the 2010 Credit Agreement to provide that Kellenberger shall not be able to use new or additional collateral to secure current or future liabilities with the exception of certain real estate owned by Kellenberger in Biel, Switzerland as collateral for cash borrowings that are, in the aggregate, equal to or less than CHF 5.0 million.  Prior to the execution and delivery of Amendment One, Kellenberger was not permitted under the 2010 Credit Agreement to use new or additional collateral to secure current or future liabilities with the exception of such real estate in Biel, Switzerland as collateral for cash borrowings that were, in the aggregate, equal to or less than CHF 3.0 million.

As previously reported on a Form 8-K filed by Hardinge Inc. on August 26, 2009, Kellenberger entered into a credit agreement with Credit Suisse AG dated August 20, 2009 (as amended, the “2009 Credit Agreement”). On August 31, 2010, Kellenberger and Credit Suisse AG entered into Amendment No. 2 of the 2009 Credit Agreement (“Amendment Two,” along with Amendment One, collectively, the “Amendments”).

Amendment Two amends certain existing negative pledge obligations of Kellenberger set forth in the 2009 Credit Agreement to provide that Kellenberger shall not be able to use new or additional collateral to secure current or future liabilities with the exception of certain real estate owned by Kellenberger in Biel, Switzerland as collateral for cash borrowings that are, in the aggregate, equal to or less than CHF 5.0 million.  Prior to the execution and delivery of Amendment Two, Kellenberger was not permitted under the 2009 Credit Agreement to use new or additional collateral to secure current or future liabilities with the exception of such real estate in Biel, Switzerland as collateral for cash borrowings that were, in the aggregate, equal to or less than CHF 3.0 million.

Except as modified by the Amendments, the respective terms of the 2009 Credit Agreement and the 2010 Credit Agreement remain in full force and effect.  The foregoing descriptions of the material terms of the Amendments are qualified in their entirety by reference to the Amendments which are filed as Exhibits to this Form 8-K.

Item 9.01               Financial Statements and Exhibits

10.1                        Amendment No. 1 to the Credit Agreement dated June 17, 2010 between Kellenberger & Co. AG and Credit Suisse AG.

10.2                        Amendment No. 2, to the Credit Agreement dated August 20, 2009 between Kellenberger & Co. AG and Credit Suisse AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: September 1, 2010	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: September 1, 2010	By:	/S/ DOUGLAS J. MALONE
Douglas J. Malone
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)